UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2009

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

(a) On February 6, 2009, Atlas Air Worldwide Holdings, Inc. (the "Company") issued a press release, disclosing that its results for the quarter and for the year ended December 31, 2008 would include a nonrecurring net pretax gain from special items ranging from $60 million to $70 million. For additional information concerning this gain, which consists of (i) a previously disclosed deferred gain of approximately $155 million pretax on DHL Express' investment in a 49 percent equity interest in the Company's Polar Air Cargo Worldwide, Inc. subsidiary and (ii) a pretax special charge ranging from $85 million to $95 million related to the Company's 747-200 freighter fleet, see the Company's press release attached hereto as Exhibit 99 and incorporated herein by reference.

Item 2.06 Material Impairments.

As indicated in Item 2.02 above, the Company expects to incur a largely non-cash pretax special charge ranging from $85 million to $95 million associated with its 747-200 freighter fleet, which includes impairment of airframes, engines and related assets. For additional information regarding these matters, see the Company's press release attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99 - Atlas Air Worldwide Holdings, Inc. Press Release, dated February 6, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

February 6, 2009	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel, Secretary and Chief Human Resources Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99	Atlas Air Worldwide Holdings, Inc. Press Release, dated February 6, 2009.